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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report   September 12, 1995
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                             Phoenix Network, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                       0-17909                  84-0881154
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(Name or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)


550 California Street, 11th Floor, San Francisco, CA               94104
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone no. including area code (415)399-3300
                                               -------------


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                 (Former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets

On August 29, 1995, the Company acquired substantially all the assets and liabilities of Tele-Trend Communications LLC, a Denver-based reseller of long distance service for cash in the amount of $4,430,631. The principle asset acquired was the customer base of Tele-Trend which is currently billing approximately $680,000 in monthly long distance usage. Phoenix will be employing a number of the current Tele-Trend employees to continue to market the Company's services and to develop additional marketing channels. Funds for the acquisition were received in the form of a bridge loan from private investors who will be converting the loan into convertible preferred stock in Phoenix, the terms of which are being negotiated.

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Item 7. Financial Statements and Exhibits

1. Historical and pro forma financial statements as required by Item 7. of Form 8-K will be filed as soon as practicable, but not later than November 11, 1995.

2.  Asset Purchase Agreement dated August 28, 1995


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Phoenix Network, Inc.
                                      ---------------------------
                                      (Registrant)



Date: September 12, 1995              /s/ Jeffrey L. Bailey
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                                          Jeffrey L. Bailey
                                          Chief Financial Officer


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                              Index to Exhibits



Exhibit
Number                    Description
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  2                 Asset Purchase Agreement